QUERYOBJECT SYSTEMS CORPORATION                                    EXHIBIT  11.1

COMPUTATION OF NET LOSS PER SHARE-REVISED
--------------------------------------------------------------------------------


  YEAR ENDED DECEMBER 31, 1998
------------------------------
Common Stock               5,110,605     01/01/98    12/31/98      364    5,110,605
           Option Exercise     1,875     01/14/98    12/31/98      351        1,803
                   "           2,118     01/15/98    12/31/98      350        2,031
                   "           4,584     02/12/98    12/31/98      322        4,044
                   "             625     02/27/98    12/31/98      307          526
                   "             365     03/18/98    12/31/98      288          288
                   "           1,250     06/05/98    12/31/98      209          716
                   "           1,563     11/16/98    12/31/98       45          192

                           ---------                                     ----------
At December 31, 1998       5,122,985                                      5,120,205
                           ---------                                     ----------
Net loss before effect of beneficial conversion feature
 of convertible preferred stock                                         $(7,294,032)

Effect of beneficial conversion feature of convertible preferred stock   (2,251,438)
                                                                        ------------

Net loss available to common stockholders                               $(9,545,470)
                                                                        ============

NET LOSS PER SHARE BEFORE EXTRAORDINARY ITEM                            $     (1.86)

EXTRAORDINARY ITEM                                                              -
                                                                        ------------

BASIC AND DILUTED NET LOSS PER COMMON SHARE                             $     (1.86)
                                                                        ============







YEAR ENDED DECEMBER 31, 1997
----------------------------




Common Stock                                 863,589   01/01/97   12/31/97  364      863,589
     Conversion of
      A, B, C & D Preferred
      Stock & Accreted Dividends           1,697,313   11/21/97   12/31/97   40      186,518
      Option and Warrant Exercises             1,250   01/24/97   12/31/97  341        1,171
                  "                            8,007   02/03/97   12/31/97  331        7,281
                  "                              313   02/03/97   12/31/97  331          285
                  "                            2,778   02/21/97   12/31/97  313        2,389
                  "                            6,267   05/16/97   12/31/97  229        3,943
                  "                           13,282   06/30/97   12/31/97  184        6,714
                  "                            6,250   08/01/97   12/31/97  152        2,610
                  "                              521   10/15/97   12/31/97   77          110
         IPO & Warrant exercise            2,517,500   11/21/97   12/31/97   40      276,648
         Option Exercise                         903   12/15/97   12/31/97   16           40
         Retirement                           (7,368)  12/20/97   12/31/97   11         (223)
                                           ---------                               ---------
At December 31, 1997                       5,110,605                               1,351,074
                                           ---------                               ---------


Net loss per share before extraordinary item                                     $(8,933,990)

Extraordinary loss from early extinguishment of debt                              (1,629,494)
                                                                                 ------------

Net loss available to common stockholders                                       $(10,563,484)
                                                                                =============

NET LOSS PER SHARE BEFORE EXTRAORDINARY ITEM                                     $      (6.61)

EXTRAORDINARY ITEM                                                                      (1.21)
                                                                                --------------

BASIC AND DILUTED NET LOSS PER COMMON SHARE                                      $      (7.82)
                                                                                ==============